UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 31, 2025

REGENEREX PHARMA, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-53230	98-0479983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5348 Vegas Drive #177

Las Vegas, NV 89108

(Address of principal executive offices)

(877) 761-7479

 Registrant’s telephone number, including area code

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common	RGPX	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers.

Effective March 31, 2025, Mr. Kenneth W. Perry has been appointed to serve as Chief Financial Officer for the company

Mr. Kenneth W. Perry is a seasoned CFO and senior finance executive with 39 years of experience in healthcare finance, revenue cycle management, supply chain operations, and information technology. With extensive leadership experience in the medical field, Ken has served as Division CFO for HCA, founded Lasis Healthcare, and led multiple healthcare organizations to financial success. His expertise spans system implementations and strategic leadership. Ken's balanced approach to problem-solving is strengthened by his rare combination of finance, operations, IT knowledge and general accounting for public companies. A multiple award-winning CFO, he consistently delivers exceptional results, meeting KPIs and financial targets. Ken holds an MBA in Finance from Mississippi State University and a BS in Accounting from Tennessee Technological University.

Effective March 31, 2025, Mr. Brent Wilson resigned his position as Chief Financial Officer of the Company due to personal reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGENEREX PHARMA, INC.

Date: April 2, 2025	By:	/s/ Gregory Pilant
Gregory Pilant
Chairman and CEO